Exhibit 3.1

AMENDED AND RESTATED BYLAWS OF MEDICINE MAN TECHNOLOGIES, INC.

ARTICLE I: OFFICES

Section 1.1. REGISTERED AGENT AND OFFICE. The registered agent of the Corporation (the “Corporation”) shall be as set forth in the Corporation's articles of incorporation, as amended or restated (the “Articles of Incorporation”) and the registered office of the Corporation shall be the street office of that agent. The board of directors of the Corporation (the “Board of Directors”) may at any time change the Corporation's registered agent or office by making the appropriate filing with the Nevada Secretary of State.

Section 1.2. PRINCIPAL OFFICE. The principal office of the Corporation shall be at such place within or without the State of Nevada as shall be fixed from time to time by the Board of Directors.

Section 1.3. OTHER OFFICES. The Corporation may also have other offices, within or without the State of Nevada, as the Board of Directors may designate, as the business of the Corporation may require, or as may be desirable.

Section 1.4. BOOKS AND RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device or method that can be converted into clearly legible paper form within a reasonable time. The Corporation shall convert any records so kept on the written request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II: STOCKHOLDERS

Section 2.1. PLACE OF MEETING. Meetings of the stockholders shall be held either at the principal office of the Corporation or at any other place, within or without the State of Nevada, as shall be fixed by the Board of Directors and designated in the notice of the meeting or executed waiver of notice. The Board of Directors may determine, in its discretion, that any meeting of the stockholders may be held solely by means of electronic communication in accordance with Section 2.2.

Section 2.2. PARTICIPATION BY ELECTRONIC COMMUNICATION.

(a)       Stockholders not physically present at a meeting of the stockholders may, if so determined by the Board of Directors, participate in the meeting by electronic communication, videoconference, teleconference, or other available technology if the Corporation implements reasonable measures to:

(i) Verify the identity of each stockholder participating by electronic communication.

(ii) Provide the stockholders a reasonable opportunity to participate and vote, including an opportunity to communicate and read or hear the proceedings in a substantially concurrent manner with the proceedings.

(b)       Stockholders participating by electronic communication shall be considered present in person at the meeting.

Section 2.3. ANNUAL MEETING. An annual meeting of stockholders, for the purpose of electing directors and transacting any other business as may be brought before the meeting, shall be held on the date and time fixed by the Board of Directors and designated in the notice of the meeting. Failure to hold the annual meeting of stockholders at the designated time shall not affect the validity of any action taken by the Corporation.

Section 2.4. SPECIAL MEETINGS. Special meetings of stockholders may be called by the Board of Directors, any two directors, or the Chairman. The only business which may be conducted at a special meeting of stockholders shall be the matter or matters set forth in the notice of such meeting.

1

Section 2.5. FIXING THE RECORD DATE.

(a)       For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the record date shall be the date specified by the Board of Directors in the notice of the meeting. If no date is specified, the record date shall be the close of business on the day before the day the first notice of the meeting is given or, if notice is waived, the close of business on the day before the day the meeting is held.

(b)       A record date fixed under this Section 2.5 may not be more than 60, or less than 10, days before the meeting of stockholders. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders is effective for any adjournment or postponement of the meeting unless the Board of Directors fixes a new record date for the adjourned or postponed meeting. The Board of Directors must fix a new record date if the meeting is adjourned or postponed more than 60 days after the original meeting of stockholders.

Section 2.6. NOTICE OF STOCKHOLDERS' MEETING.

(a)       Written notice stating the place (if any), date, and time of the meeting, the means of any electronic communication by which stockholders may participate in the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10, and not more than 60, days before the date of the meeting.

(b)       Notice to each stockholder entitled to vote at the meeting shall be given personally, by mail, or by electronic transmission if consented to by a stockholder, by or at the direction of the Secretary or the officer or person calling the meeting. If mailed, the notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder's address as it appears on the share transfer records of the Corporation, with postage thereon prepaid.

(c)       Any stockholder entitled to notice of a meeting may sign a written waiver of notice delivered to the Corporation either before or after the meeting. A stockholder's participation or attendance at a meeting shall constitute a waiver of notice, except where the stockholder attends for the specific purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 2.7. VOTING LISTS. The Secretary or other officer in charge of the stock ledger of the Corporation shall prepare and make, at least 10 days prior to a meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares of stock of the Corporation registered in the name of each stockholder. Such list shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list also shall be produced and kept at the place and time of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.8. QUORUM OF STOCKHOLDERS.

(a)       At each meeting of stockholders for the transaction of any business, a quorum must be present to organize such meeting. The presence in person, by means of electronic communication, or by proxy of a majority of the aggregate number of shares of each class of capital stock issued and outstanding and entitled to vote shall constitute a quorum for the transaction of business at a meeting of stockholders, except as otherwise required by the Articles of Incorporation, these Bylaws, or Chapter 78 of the Nevada Revised Statutes (the “Nevada Corporations Act”). If any class or series of shares is permitted or required to vote separately on any action, the presence in person, by means of electronic communication, or by proxy of a majority of the voting power of such class or series constitutes a quorum for the transaction of business.

(b)       The holders of a majority of the voting power represented in person, by means of electronic communication, or by proxy at a meeting, even if less than a quorum, may adjourn or postpone the meeting from time to time.

2

Section 2.9. CONDUCT OF MEETINGS.

(a)       The Board of Directors, as it shall deem appropriate, may adopt by resolution rules and regulations for the conduct of meetings of the stockholders. At every meeting of the stockholders, the Chairman, or if there is no Chairman designated, the President, or in his or her absence or inability to act, a director or officer designated by the Board of Directors, shall serve as chair of the meeting. The Secretary or, in his or her absence or inability to act, the person whom the chair of the meeting shall appoint, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with such rules and regulations as are adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting applicable to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding officer at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure

(b)       The chair of the meeting shall determine the order of business and, in the absence of a rule adopted by the Board of Directors, shall establish rules for the conduct of the meeting. The chair of the meeting shall announce the close of the polls for each matter voted upon at the meeting, after which no ballots, proxies, votes, changes, or revocations will be accepted. Polls for all matters before the meeting will be deemed to be closed, if not earlier determined by the chair, upon final adjournment of the meeting.

Section 2.10. VOTING OF STOCK.

(a)       Each outstanding share of stock, regardless of class or series, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except as otherwise provided by these Bylaws and to the extent that the Articles of Incorporation or the certificate of designation establishing the class or series of stock provides for more or less than one vote per share or limits or denies voting rights to the holders of the shares of any class or series of stock.

(b)       Unless a different proportion is required by the Articles of Incorporation, these Bylaws, or the Nevada Corporations Act, the affirmative vote of a majority of the shares of each class of capital stock present in person or electronically or represented by proxy at a meeting of stockholders at which a quorum is present and entitled to vote on the subject matter (including, but not limited to, the election of directors to the Board) shall be the act of the stockholders with respect to the matter voted upon.

(c)       Stockholders are prohibited from cumulating their votes in any election of directors of the Corporation.

Section 2.11. VOTING BY PROXY.

(a)       A stockholder may vote either in person or by proxy executed in writing by the stockholder or the stockholder's attorney-in-fact. Any copy, communication by electronic transmission, or other reliable written reproduction may be substituted for the stockholder's original written proxy for any purpose for which the original proxy could have been used if such copy, communication by electronic transmission, or other reproduction is a complete reproduction of the entire original written proxy.

3

(b)       No proxy shall be valid after six months from the date of its creation unless the proxy specifies its duration, which may not exceed seven years from the date of its creation. A proxy shall be revocable unless the proxy states that the proxy is irrevocable and the proxy is coupled with an interest sufficient to support an irrevocable power.

(c)       A properly created proxy or proxies continues in full force and effect until either of the following occurs:

(i) One of the following is filed with or transmitted to the Secretary of the Corporation or another person or persons appointed by the Corporation to count the votes of the stockholders and determine the validity of proxies and ballots: (a) another instrument or transmission properly revoking the proxy; or (b) a properly created proxy or proxies bearing a later date.

(ii) The stockholder executing the original written proxy revokes the proxy by attending a stockholders' meeting and voting its shares in person, in which case any votes cast by that stockholder's previously designated proxy or proxies shall be disregarded by the Corporation when the votes are counted.

Section 2.12. ACTION BY STOCKHOLDERS WITHOUT A MEETING. Any action required or permitted by the Nevada Corporations Act to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written consent to the action is signed by stockholders holding a majority of the voting power of each class of stock of the Corporation or, if different, the proportion of voting power required to take the action at a meeting of stockholders.

2.13. STOCKHOLDER NOMINATIONS AND PROPOSALS.

(a)       For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder, the stockholder or stockholders of record intending to propose the business (the “Proposing Stockholder") must have given written notice of the Proposing Stockholder's nomination or proposal, either by personal delivery or by United States mail to the Secretary no earlier than 90 calendar days and no later than 30 calendar days prior to the date such annual meeting is to be held. In no event will an adjournment or postponement of an annual meeting of stockholders begin a new time period for giving a Proposing Stockholder's notice as provided above.

(b)       A Proposing Stockholder's notice shall include as to each matter the Proposing Stockholder proposes to bring before either an annual meeting:

(i) The name and address of the Proposing Stockholder.

(ii) The class and number of shares of capital stock of the Corporation held by the Proposing Stockholder.

(iii) If the notice regards a nomination of a candidate for election as director: (a) the name, age, and business and residence address of the candidate; (b) the principal occupation or employment of the candidate; and (c) the class and number of shares of the Corporation beneficially owned by the candidate.

(iv) If the notice regards a proposal other than a nomination of a candidate for election as director, a brief description of the business desired to be brought before the meeting and the material interest of the Proposing Stockholder in such proposal.

ARTICLE III: DIRECTORS

Section 3.1. POWERS. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. Directors must be natural persons at least 18 years of age and need not be stockholders of the Corporation.

Section 3.2. NUMBER OF DIRECTORS.

(a)       The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three (3) nor more than nine (9) directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board of Directors elected and serving.

4

The directors shall be divided into two classes, designated Class A and Class B. Each class shall consist, as nearly as may be possible, of one-half of the total number of directors constituting the entire Board of Directors. At the 2019 annual meeting of shareholders, Class A directors shall be elected for a one-year term expiring at the 2020 annual meeting of shareholders and thereafter shall be elected for two-year terms. Class B directors shall be elected at the 2019 Annual Meeting and thereafter for two-year terms. Except as set forth above, at each succeeding annual meeting of shareholders beginning in 2020, successors to the class of directors whose term expires at that annual meeting shall be elected for a similar term as the expiring Board position.

(b)       If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors elected and serving, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors elected and serving, although less than a quorum, or by a sole remaining director and, in each case, such additional director or directors shall be classified as provided by the Board of Directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

(c)       Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Bylaws applicable thereto, except that such directors so elected shall not be divided into classes pursuant to this Section 3.2 unless expressly provided by such terms.

Section 3.3. TERM OF OFFICE. At the first annual meeting of stockholders and at each annual meeting thereafter, the holders of shares of stock entitled to vote in the election of directors shall elect directors to hold office until the annual meeting during which such director’s term expires or until the director's earlier death, resignation, disqualification, or removal. Despite the expiration of a director's term, the director shall continue to serve until his or her successor is elected and qualified.

Section 3.4. VACANCIES. Unless otherwise provided in the Articles of Incorporation, vacancies and newly created directorships, whether resulting from an increase in the size of the Board of Directors or due to the death, resignation, disqualification, or removal of a director or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum. A director elected to fill a vacancy shall hold office for the unexpired term of his or her predecessor in office and until his or her successor is duly elected and qualified.

Section 3.5. REMOVAL.

(a)       Any or all of the directors, or a class of directors, may be removed at any time at a special meeting of stockholders called for that purpose by a vote of the holders of two-thirds of the voting power of the issued and outstanding stock entitled to vote.

(b)       If a director is elected by the holders of a class or series of shares, only the vote of the stockholders of such class or series, and not the votes of the outstanding shares as a whole, shall be required to remove the director.

Section 3.6. RESIGNATION. A director may resign at any time by giving written notice to the Board of Directors, the Chairman, or to the Secretary of the Corporation. A resignation is effective when the notice is given unless a later effective date is stated in the notice. Acceptance of the resignation shall not be required to make the resignation effective. The pending vacancy may be filled before the effective date, but the successor shall not take office until the effective date.

5

Section 3.7. REGULAR MEETINGS OF DIRECTORS. A regular meeting of the newly-elected Board of Directors shall be held, without other notice, immediately after and at the place of the annual meeting of stockholders, provided a quorum is present. Other regular meetings of the Board of Directors may be held at such times and places, within or without the State of Nevada, as the Board of Directors may determine.

Section 3.8. SPECIAL MEETINGS OF DIRECTORS. Special meetings of the Board of Directors may be called by the entire Board of Directors, the Chairman, any two directors, or the Chief Executive Officer.

Section 3.9. PARTICIPATION BY ELECTRONIC COMMUNICATION.

(a)       Directors not physically present at a meeting of the Board of Directors may participate in the meeting by electronic communication, videoconference, teleconference, or other available technology if the Corporation implements reasonable measures to:

(i) Verify the identity of each director participating by electronic communication.

(ii) Provide the directors a reasonable opportunity to participate and vote, including an opportunity to communicate and read or hear the proceedings in a substantially concurrent manner.

(b)       Directors participating by electronic communication shall be considered present in person at the meeting.

Section 3.10. NOTICE OF DIRECTORS' MEETINGS.

(a)       All special meetings of the Board of Directors shall be held upon not less than two days' written notice stating the purpose or purposes of the meeting, the date, place (if any), and time of the meeting, and the means of any electronic communication by which directors may participate in the meeting. Notice may be given to each director personally, by mail, by electronic transmission if consented to by the director, or by any other means of communication authorized by the director.

(b)       A director entitled to notice of a meeting may sign a written waiver of notice delivered to the Corporation either before or after the time of the meeting. A director's participation or attendance at a meeting shall constitute a waiver of notice, except where the director attends for the specific purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 3.11. QUORUM AND ACTION BY DIRECTORS.

(a)       A majority of the Board of Directors then in office shall constitute a quorum for the transaction of business. The directors at a meeting for which a quorum is not present may adjourn the meeting until a time and place as may be determined by a vote of the directors present at that meeting.

(b)       The act of the directors holding a majority of the voting power of the directors present at a meeting entitled to vote, and not abstaining from voting, at which a quorum is present shall be the act of the Board of Directors, unless the act requires approval by a greater proportion under the Articles of Incorporation or these Bylaws.

Section 3.12. COMPENSATION. The Board of Directors may provide for an annual or other periodic payment as well as a fixed sum and expenses of attendance, if any, for attendance at any meeting of the Board of Directors or committee thereof. A director shall not be precluded from serving the Corporation in any other capacity and receiving compensation for services in that capacity.

Section 3.13. ACTION BY DIRECTORS WITHOUT MEETING. Any action required or permitted by the Nevada Corporations Act to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if, before or after the action, all of the members of the Board of Directors or committee sign a written consent describing the action and deliver it to the Corporation.

6

Section 3.14. COMMITTEES OF THE BOARD OF DIRECTORS.

(a)       The Board of Directors, by resolution adopted by a majority of the directors, may establish one or more committees, each consisting of one or more directors, to exercise the authority of the Board of Directors to the extent provided in the resolution establishing the committee and allowed under the Nevada Corporations Act.

(b)       The designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

Section 3.15. SPECIAL VOTING RESTRICTIONS. Until June 5, 2021, the vote of at least four of the Corporation’s directors shall be required for any of the following actions relating to or affecting the Corporation and/or any subsidiary (if any) of the Corporation, their respective rights or assets and/or businesses:

(a) changing the total number of directors comprising the Board of Directors;

(b) selling, conveying or disposing by any means, to any person or entity, assets of the Corporation or such subsidiary with a fair market value in excess of 20% of all of the assets of the Corporation or any such Subsidiary in any 12 month period, other than such a sale, conveyance or disposition that is made in the ordinary course of the normal day-to-day operations of the Corporation;

(c) purchasing, leasing, licensing, exchanging or otherwise acquiring any capital assets (real or personal) in excess of 15% of the assets of the Corporation or any such subsidiary in any transaction in any 12 month period;

(d) modifying in any material respect an annual budget, operating budget or business plan for the Corporation, or exceeding such budget by more than 25%;

(e) incurring any indebtedness, pledging or granting liens on any of the Corporation’s (or any subsidiary’s) assets, or the Corporation or any subsidiary guaranteeing, assuming, endorsing or otherwise becoming responsible for the obligations of any other person or entity for any amount in excess of $1,000,000;

(f) enter into or be a party to any transaction with any director or officer of the Corporation or any “associate” (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934) of any such Person (including any family member thereof), provided, that any modifications to any such agreement shall also be subject to this clause;

(g) issuing or selling capital stock in the Corporation or any subsidiary to any person or entity in excess of 1,000,000 shares except as contemplated hereunder, or repurchasing, redeeming or otherwise acquiring any capital stock in the Corporation or any subsidiary in excess of 1,000,000 shares;

(h) declaring or paying any dividends or other type of distributions of the Corporation or any subsidiary;

(i) making any material change in the purpose of the Corporation or any subsidiary (which shall include hemp and cannabis-related businesses, including edibles related thereto) or consummating any transaction outside of the scope of the ordinary business of the Corporation or any subsidiary;

(j) amending the organizational documents of the Corporation or any subsidiary;

(k) changing the independent auditor of the Corporation prior to them completing an engagement they have been contracted to perform;

(l) commencing any bankruptcy or insolvency proceeding;

(m) dissolving or liquidating, or agreeing to dissolve or liquidate; or

(n) entering into any agreement or commitment to do any of the foregoing.

7

ARTICLE IV: OFFICERS

Section 4.1. POSITIONS AND ELECTION.

(a)       The officers of the Corporation shall be elected by the Board of Directors and shall be a Chairman, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, a General Counsel, a President, a Secretary, a Treasurer, and any other officers and any assistant officers and agents, as may be deemed necessary by the Board of Directors. Any two or more offices may be held by the same person.

(b)       The executive officers of the Corporation shall be the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the General Counsel.

(c)       Officers shall be elected annually at the meeting of the Board of Directors held after each annual meeting of stockholders. Each officer shall serve until a successor is elected and qualified or until the earlier death, resignation, disqualification, or removal of that officer. Vacancies or new offices shall be filled at the next regular or special meeting of the Board of Directors. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.2. REMOVAL AND RESIGNATION.

(a)       Any officer elected by the Board of Directors may be removed, with or without cause, at any regular or special meeting of the Board of Directors by the affirmative vote of the majority of the directors in attendance where a quorum is present. Removal shall be without prejudice to the contract rights, if any, of the officer so removed.

(b)       Any officer may resign at any time by delivering written notice to the Secretary of the Corporation. Resignation is effective when the notice is delivered unless the notice provides a later effective date. Any vacancies may be filled in accordance with Section 4.1 of these Bylaws.

Section 4.3. POWERS AND DUTIES OF OFFICERS. The powers and duties of the officers of the Corporation shall be as provided from time to time by resolution of the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers. In the absence of such resolution, the respective officers shall have the powers and shall discharge the duties as set forth in Sections 4.4-4.10 below, as applicable.

Section 4.4. CHAIRMAN. The Chairman shall preside at all meetings of the Board of Directors and shall exercise such powers and perform such other duties as shall be determined from time to time by resolution of the Board of Directors.

Section 4.5. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the direction of the Board of Directors, shall have active, general supervision and executive management over the business and affairs of the Corporation. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried out, and shall perform all other duties as the Board of Directors shall assign.

Section 4.6. CHIEF OPERATING OFFICER, CHIEF FINANCIAL OFFICER AND GENERAL COUNSEL. The Chief Operating Officer, Chief Financial Officer and General Counsel shall perform the duties and exercise the powers as the Board of Directors or Chief Executive Officer shall assign.

Section 4.7. PRESIDENT. The President shall perform the duties and exercise the powers as the Chief Executive Officer shall assign.

Section 4.8. SECRETARY AND ASSISTANT SECRETARIES.

(a)       The Secretary shall attend all meetings of the Board of Directors and stockholders, shall record all votes and the minutes of all proceedings, and shall perform like duties for the standing committees when required. The Secretary shall give or cause to be given notice of all meetings of the Board of Directors and stockholders and shall perform all other duties as the Board of Directors or President shall assign. The Secretary shall be the custodian of the records of the Corporation.

8

(b)       Each Assistant Secretary may, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform all other duties as the Board of Directors or Secretary shall assign.

(c)       In the absence of the Secretary or an Assistant Secretary, the minutes of all meetings of the Board of Directors and stockholders shall be recorded by the person designated by the President or Board of Directors.

Section 4.9. TREASURER AND ASSISTANT TREASURERS.

(a)       The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the Corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in the depositories designated by the Board of Directors, and in general shall perform all the duties incident to the office of Treasurer and such other duties as the Board of Directors or President shall assign.

(b)       Each Assistant Treasurer may, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform all other duties as the Board of Directors or President shall assign.

(c)       The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for the disbursements. The Treasurer shall keep and maintain the Corporation's books of account and shall render to the President and Board of Directors an account of all transactions as Treasurer and of the financial condition of the Corporation and exhibit the books, records, and accounts to the President or Board of Directors at any time.

Section 4.10. OTHER OFFICERS. Other offices of the Corporation shall perform the duties and exercise the powers as the Board of Directors or Chief Executive Officer shall assign.

ARTICLE V: INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS

Section 5.1. INDEMNIFICATION IN ACTIONS BY THIRD PARTIES. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity (an “Other Entity”), including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 5.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board.

Section 5.2. Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article V or otherwise.

Section 5.3. Claims. If a claim for indemnification or advancement of expenses under this Article V is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

9

Section 5.4. Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article V shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5.5. Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of an Other Entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such Other Entity.

Section 5.6. Amendment or Repeal. The rights conferred upon any person in this Article V shall be contract rights and such rights shall continue as to any person who has ceased to be a Covered Person, and shall inure to the benefit of such person’s heirs, executors and administrators. Any repeal or modification of the foregoing provisions of this Article V shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 5.7. Other Indemnification and Prepayment of Expenses. This Article V shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE VI: SHARE CERTIFICATES AND TRANSFER

Section 6.1. CERTIFICATES REPRESENTING SHARES.

(a)       The shares of the Corporation shall be represented by certificates or shall be uncertificated share that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. The Corporation shall, within a reasonable time after the issuance or transfer of any uncertificated shares, send to the registered owner of the shares a written notice containing the information required to be set forth or stated on certificates pursuant to the Nevada Corporations Act. Shares represented by certificates shall be signed by officers or agents designated by the Corporation for such purpose and shall state:

(i) The name of the Corporation and that it is organized under the laws of Nevada.

(ii) The name of the person to whom the certificate is issued.

(iii) The number of shares represented by the certificate.

(iv) Any restrictions on the transfer of the shares, such statement to be conspicuous.

(b)       No share shall be issued until the consideration therefor, fixed as provided by law, has been fully paid.

Section 6.2. TRANSFERS OF SHARES. Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of shares of the Corporation shall be made on the books of the Corporation only by the holder of record thereof or by such person's attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 6.3. REGISTERED STOCKHOLDERS.

(a)       The Corporation may treat the holder of record of any shares issued by the Corporation as the holder in fact thereof, for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with the laws of the State of Nevada, or giving proxies with respect to those shares.

10

(b)       Neither the Corporation nor any of its officers, directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person possesses a certificate for those shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express notice thereof, except as otherwise provided by law.

Section 6.4. LOST, STOLEN, OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen, or destroyed certificate. When authorizing the issue of a new certificate or certificates, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the allegedly lost, stolen, or destroyed certificate, or the owner's legal representative, to give the Corporation a bond or other security sufficient to indemnify it against any claim that may be made against the Corporation or other obligees with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate or certificates.

ARTICLE VII: DISTRIBUTIONS

Section 7.1. DECLARATION. The Board of Directors may authorize, and the Corporation may make, distributions to its stockholders in cash, property (other than shares of the Corporation), or a dividend of shares of the Corporation to the extent permitted by the Articles of Incorporation and the Nevada Corporations Act.

Section 7.2. FIXING RECORD DATES FOR DISTRIBUTIONS AND SHARE DIVIDENDS. For the purpose of determining stockholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the Board of Directors may, at the time of declaring the distribution or share dividend, set a date no more than 60 days prior to the date of the distribution or share dividend. If no record date is fixed for such distribution or share dividend, the record date shall be the date on which the resolution of the Board of Directors authorizing the distribution or share dividend is adopted.

ARTICLE VIII: MISCELLANEOUS

Section 8.1. CHECKS, DRAFTS, ETC. All checks, drafts, or other instruments for payment of money or notes of the Corporation shall be signed by an officer or officers or any other person or persons as shall be determined from time to time by resolution of the Board of Directors.

Section 8.2. FISCAL YEAR. The fiscal year of the Corporation shall commence on January 1 and end on December 31 of each year, unless otherwise fixed by resolution of the Board.

Section 8.3. CONFLICT WITH APPLICABLE LAW OR ARTICLES OF INCORPORATION. Unless the context requires otherwise, the general provisions, rules of construction, and definitions of the Nevada Corporations Act shall govern the construction of these Bylaws. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

Section 8.4. INVALID PROVISIONS. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

ARTICLE IX: DIVESTITURE PLAN

Section 9.1. UNSUITABLE OR PROHIBITED BENEFICIAL OWNERS. So long as the Corporation holds (directly or indirectly) a license from a  governmental agency to conduct its business, which license is conditioned upon some or all of the holders of the Corporation’s shares possessing certain qualifications, any and all shares of the Corporation’s shares shall be subject to redemption, out of funds legally available thereof, by the Corporation, at its sole option and its sole discretion, to the extent necessary to prevent loss of such license or to reinstate any license.

11

SECTION 9.2. REDEMPTION PRICE. Unless the stockholder voluntarily divests itself of its shares, any shares of the Corporation’s shares of stock redeemable pursuant to this article may be called for redemption immediately for cash, property or rights, on not less than five (5) days’ notice to the holder(s) thereof at a redemption price equal to the average closing price of such shares as reported on the exchange on which shares of the Corporation’s common shares is quoted or traded  for the 45 trading days immediately preceding the date of the redemption notice; or if such shares are not so traded or quoted, the redemption price shall be determined in good faith by the Corporation’s Board of Directors.

SECTION 9.3. COSTS, EXPENSES AND FEES. At the Corporation’s Board of Directors discretion, the stockholder may be responsible for costs, expenses and fees incurred by the Corporation in order to exercise this Article.

SECTION 9.4 RESTRICTION ON SHARES. Pursuant to this Article, it shall be unlawful for any stockholder who does not meet certain qualifications to: (i) receive any dividend, payment, distribution or interest with regard to the shares, (ii) exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such shares, and such shares shall not for any purposes be included in the shares of the Corporation entitled to vote, or (iii) receive any remuneration that may be due to such stockholder, accruing after the date of such notice of determination of unsuitability or disqualification by the Colorado Marijuana Enforcement Division, in any form from the Corporation for services rendered or otherwise.

ARTICLE X: AMENDMENT OF BYLAWS

Section 10.1. AMENDMENTS. Bylaws may be adopted, amended, or repealed by the affirmative vote of two-thirds of the shares of each class of capital stock present in person or electronically or represented by proxy at a meeting of stockholders at which a quorum is present and entitled to vote or, except as prohibited by a Bylaw adopted by the stockholders, by the Board of Directors.

12